Filed Pursuant to Rules 424(b)(3) and 424(c)
Registration Statement No. 333-152420

Prospectus Supplement No. 1

to

Prospectus Dated December 12, 2008

RAPTOR PHARMACEUTICALS CORP.

We are supplementing our Prospectus dated December 12, 2008, as originally filed as part of our Registration Statement on Form S-1 (Reg. No. 333-152420) with the Securities and Exchange Commission (the “Commission”) on July 18, 2008, as amended by that certain Pre-Effective Amendment No. 1 to the Form S-1 on Form S-1/A, as filed with the Commission on August 1, 2008 (and effective as of August 5, 2008), and as amended by that certain Post-Effective Amendment No. 1 to the Form S-1 on Form S-1/A, as filed with the Commission on November 26, 2008 (and effective as of December 11, 2008), relating to the resale by certain selling stockholders of up to 47,725,000 shares of common stock (the “Prospectus”), to provide information contained in our Quarterly Report on Form 10-Q filed with the Commission on January 13, 2009 for the quarterly period ended November 30, 2008, a copy of which is attached hereto (without exhibits) and incorporated herein by reference.

You should read this Prospectus Supplement No. 1 in conjunction with the Prospectus which is required to be delivered with this Prospectus Supplement No. 1. This Prospectus Supplement No. 1 is qualified by reference to the Prospectus and any earlier supplement, except to the extent the information in this supplement updates or supersedes the information contained in the Prospectus or earlier supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THE PROSPECTUS FOR A DISCUSSION FOR THE RISKS ASSOCIATED WITH OUR BUSINESS.

RECENT DEVELOPMENTS

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QUARTERLY REPORT ON FORM 10-Q

On January 12, 2009, we filed the attached quarterly report on Form 10-Q for the quarterly period ended November 30, 2008 with the Commission.

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Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 13, 2009.